Exhibit 99(a)

GE Announces Second-Quarter EPS of $.38,

With Eight of 13 Businesses Posting Double-Digit Growth

Fairfield, Conn., July 11, 2003—GE’s second quarter 2003 earnings were $3.8 billion, or $.38 per share, compared with $4.4 billion, or $.44 per share, in second quarter 2002, the Company announced today.

“We delivered another quarter of broad-based performance in a tough economy, with eight of our 13 businesses achieving double-digit earnings growth while we managed through the downturn in Power Systems’ sales of large gas turbines,” said GE Chairman and CEO Jeff Immelt. “At the same time, we made further progress on building the foundation of our future growth.

“We introduced new products in the quarter ranging from a new version of our Lightspeed16™ CT scanner to a new intelligent clothes-care system, and we passed several technology milestones, including successful tests of our new H System™ gas turbine, our GE90-115B jet engine, and our GE Evolution Series™ locomotive. We had terrific customer wins, including NBC’s successful Olympics bid and its upfront advertising sales, Wind Energy’s strong stream of orders and Aircraft Engines’ regional jet wins with JetBlue and US Airways. We added to our growth platforms with agreements for acquisitions in security, healthcare IT, and U.S. consumer finance, and we took major steps in transforming our portfolio with agreements to sell two of our insurance units.

“The year is turning out as planned,” Immelt said. “As expected, the ramp-down of our turbine shipments in the first half created earnings pressure. However, we are executing with broad-based strength to generate significant growth in the second half. We see nine of 13 businesses growing in double digits and more favorable comparisons in Power Systems and Insurance.”

GE will discuss second quarter results and, as previously announced, narrow its full-year earnings outlook within the current range of $1.55-$1.70 per share on a conference call and Webcast at 8:30 a.m. EDT today. Call information and related charts are available at www.ge.com/investor.

Second Quarter 2003 Financial Highlights

•	Earnings were $3.794 billion, or $.38 per share, down 14% compared with last year’s $4.426 billion, or $.44 per share. Eight of GE’s 13 businesses—Commercial Finance, Consumer Finance, Consumer Products, Industrial Systems, Insurance, Medical Systems, NBC and Specialty Materials—achieved double-digit earnings growth during the quarter. As expected, their performance was more than offset by the impacts of the anticipated down cycle in sales of large gas turbines at Power Systems, and the combined effects of lower volume and higher oil-related raw material costs at Plastics.

•	Revenues of $33.4 billion were about the same as second quarter 2002. Industrial sales were down 9% to $17.6 billion, reflecting lower U.S. gas turbine sales at Power Systems; excluding Power Systems in both periods, industrial sales rose 2%. Sales of product services grew 11% to $5.6 billion. Financial services revenues of $15.9 billion were up 14%, and combined net revenues (revenues from services less interest and other financial charges) of Commercial Finance, Consumer Finance and Equipment Management grew 12%.

•	Cash generated from GE’s operating activities in the first half of 2003, excluding progress collections, was $5.5 billion, down 10% from last year’s $6.1 billion, reflecting the planned reduction in the GE Capital Services dividend to the parent company. Including progress collections, GE’s total cash flow from operating activities was $4.2 billion, up 22% from last year’s $3.5 billion.

“We are executing on a disciplined strategy to create growth with high returns,” Immelt said. “GE is meeting its commitments despite a slow-growth economy. I’m proud of the GE team.”

Second Quarter 2003 Business Highlights

Aircraft Engines (GEAE)

•	Won engine and services orders in the quarter totaling $2.7 billion, up 7% from second quarter 2002.
•	Scored key wins in commercial engines, with regional jet customers including JetBlue Airways (which selected Embraer’s new GE-powered 190) and US Airways, and wide-body customers including Qatar Airways, Emirates Airline, All Nippon Airways and AirTran.
•	Reached new multi-year service agreements totaling $800 million with customers including Federal Express, Aer Lingus, Volare and MTU (Motoren Turbinen-Union), bringing total agreements to $29.7 billion; in addition, contracted with Kuwait Airways to upgrade its GE-90 engines and boost thrust to 94,000 pounds.
•	Won Sikorsky’s approval of the CT7-8C turboshaft engine, which produces 25% more power than its immediate predecessor, for use in Sikorsky’s new H-92 Superhawk helicopter.

NBC

•	Won record prime-time commitments of more than $3 billion in the May “upfront” advertising period, taking one-third of overall market growth.
•	Won its third consecutive prime-time season victory among adults 18-49, the key advertiser demographic, with the season’s top four comedies, the Nos. 1 and 3 dramas and the top two newsmagazines; maintained leadership among adults 18-49 in summer prime-time, increasing ratings (excluding sports) 11% over 2002.
•	Acquired the U.S. television rights for the 2010 and 2012 Olympic Games, with GE becoming an International Olympic Committee TOP (The Olympic Partners) sponsor beginning in 2005.
•	Increased CNBC’s business-day viewership 35% over last year among adults 25-54 and MSNBC’s prime-time viewership 67%; grew Bravo’s primetime viewership 14% among adults 25-54.

Consumer Finance

•	Built out U.S. platform by completing acquisition of Conseco Finance Corp.’s retail sales finance unit, adding $2.4 billion in receivables.
•	Added $8.2 billion in U.K. assets by completing the acquisition of First National, and agreed to acquire the personal loan and auto loan businesses of Allbank from Bankgesellschaft Berlin AG, which will add over $2 billion in assets in Germany.
•	Renewed agreement to service the Lowe’s private-label credit card program in the U.S. through 2009, and signed card agreements with Carrefour in Mexico and Indonesia.

Commercial Finance

•	Continued European growth with the acquisition of a $600 million portfolio from Abbey National Treasury Services.
•	Continued strong growth in healthcare financing, with U.S. equipment financing volume up 40% over second quarter 2002; development of a $225 million credit facility; and the formation of a $600 million joint venture to acquire medical office buildings.
•	Reached agreement to lease 14 Boeing 777-300ER wide-body aircraft to Emirates Airline, one of the world’s fastest-growing airlines, and ended the quarter with only five out of 1,189 aircraft on the ground.

Power Systems (GEPS)

•	Shipped 24 heavy-duty gas turbines from Greenville, South Carolina, compared to 86 in second quarter 2002; European facilities shipped 22 heavy-duty turbines compared to 32 last year.

•	Signed new contractual service commitments valued at $1.3 billion, including two with 25-year terms and two with 14-year terms; commitments in place at the end of the quarter totaled $29.3 billion and covered 13% more gas turbines and 11% more sites than in second quarter 2002.
•	Shipped 239 wind turbines in the quarter; won agreements to supply more than 500 1.5-megawatt wind turbines to FPL Energy in the U.S. and Energia Hidroelectrica de Navarra S.A. in Spain; agreed to develop a 25-megawatt wind farm with Airtricity in the Irish Sea, the first offshore application of GE Wind’s new 3.6 megawatt turbines.
•	Completed acquisition of Jenbacher A.G. of Austria, a global manufacturer of reciprocating gas engines for power generation.

Medical Systems (GEMS)

•	Received total orders in the quarter of nearly $2.5 billion, up 2% over a robust second quarter 2002.
•	Saw strong growth in orders for new products, including LightSpeed16™ multi-slice CT scanners, ultrasound devices including the Voluson 730 4D system and the GE LogiqBook™ portable system, and digital x-ray systems including the Innova™ 4100.
•	Launched the advanced LightSpeed Pro16™ CT scanner, which provides higher-resolution imaging power at lower doses.
•	Continued build-out of healthcare information technologies (IT) platform with agreement to acquire Triple G® Systems Group, an IT systems provider with a presence in more than 450 clinical laboratories worldwide.

Industrial Systems (GEIS)

•	Continued to build out its security and sensors growth platforms with agreements to acquire Monitoring Automation Systems (software); International Fiber Systems, Inc. (digital fiber optic products); and substantially all the assets of Kampro Technology, Inc. (image sensing technologies).
•	Succeeded in making GE Interlogix’s Entryscan3™ the only walk-through explosive trace detection system to pass the U.S. Transportation Administration’s laboratory acceptance testing.

Specialty Materials (GESM)

•	Agreed to acquire OSi Specialties from Crompton Corporation in exchange for cash and GESM’s Specialty Chemicals unit, bringing GESM’s Silicones unit a strong complementary portfolio of organosilicones products, opening large new markets and adding net annual revenues of nearly $300 million.

Insurance (GEI)

•	Agreed to sell GE Edison Life and its U.S. Auto & Home unit to American International Group for approximately $2.15 billion in cash and a pre-closing dividend of approximately $440 million, executing GEI’s strategy to re-align operations around markets offering the greatest growth opportunities, such as targeted consumer retirement income and protection, selected commercial and reinsurance segments, and credit enhancements such as mortgage insurance.

Consumer Products (GECP)

•	Launched 18 new products, including the GE Profile Harmony™ Clothes Care System, GE Profile™ Stainless Steel cooking, dishwasher, and refrigeration products, and advanced lighting products, and won No. 1 ranking in side-by-side and top-freezer refrigerators in testing by a leading consumer magazine.
•	Increased sales of the Monogram® high-end product line more than 15% over second quarter 2002, with continued strength in GECP’s high-end Profile line.

Transportation Systems (GETS)

•	Secured $1.0 billion in customer commitments for new locomotives and international modernizations, and sales of services and signaling.
•	Delivered strong performance of GE Evolution Series™ locomotives, the cleanest freight locomotives on the rails, in more than 75,000 miles of revenue-producing service for Union Pacific Railroad; Burlington Northern Santa Fe Railway agreed to test 30 pre-production Evolution locomotives on trains in revenue-producing service.

Plastics (GEP)

•	Launched a new series of X-GEN™ products, including the highest-heat Ultem® resin available and GEP’s first thermoset plastic.
•	Showcased innovative new product technology at the National Plastics Expo in Chicago, including paint-replacement film, polycarbonate automotive glazing and large-part molding, and current work with plastics by GE Global Research in muscle replacement technology, hydrogen fuel cells and nanotechnology.

* * *

GE (NYSE: GE) is a diversified technology and services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company’s Web site at http://www.ge.com.

Caution Concerning Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More information about those factors is contained in GE’s filings with the Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available in our GAAP Reconciliation file on our investor relations website at http://www.ge.com/en/company/investor/webcast/webcast_071103.htm or http://www.ge.com/en/company/investor/secreport/reclass/sec8k2003ge.htm.

Contact:	General Electric, Fairfield David Frail, 203/373-3387 david.frail@corporate.ge.com

GENERAL ELECTRIC COMPANY

Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Second quarter ended June 30	2003	2002	V%	2003	2002	V%	2003	2002	V%

Revenues
Sales of goods and services	$18,118	$20,261		$17,640	$19,459		$568	$899
Earnings of GECS before accounting changes	—	—		1,602	1,327		—	—
GECS revenues from services	15,107	12,985		—	—		15,319	13,071
Other income	148	86		147	103		—	—

Total revenues	33,373	33,332	0%	19,389	20,889	(7)%	15,887	13,970	14%

Costs and expenses
Cost of sales, operating and administrative expenses	20,374	20,718		14,414	15,341		6,196	5,516
Interest and other financial charges	2,683	2,443		215	75		2,533	2,429
Insurance losses and policyholder and annuity benefits	4,256	3,689		—	—		4,256	3,689
Provision for losses on financing receivables	978	785		—	—		978	785
Minority interest in net earnings of consolidated affiliates	72	90		47	50		25	40

Total costs and expenses	28,363	27,725	2%	14,676	15,466	(5)%	13,988	12,459	12%

Earnings before income taxes and accounting changes	5,010	5,607		4,713	5,423		1,899	1,511
Provision for income taxes	(1,216)	(1,181)		(919)	(997)		(297)	(184)

Earnings before accounting changes	$3,794	$4,426	(14)%	$3,794	$4,426	(14)%	$1,602	$1,327	21%

Cumulative effect of accounting changes	—	—		—	—		—	—

Net earnings	$3,794	$4,426	(14)%	$3,794	$4,426	(14)%	$1,602	$1,327	21%

Per-share amounts before accounting changes
Diluted earnings per share	$0.38	$0.44	(14)%
Basic earnings per share	$0.38	$0.45	(16)%

Per-share amounts after accounting changes
Diluted earnings per share	$0.38	$0.44	(14)%
Basic earnings per share	$0.38	$0.45	(16)%

Dividends declared per share	$0.19	$0.18

Dollar amounts in millions; per share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “Financial Services (GECS).” Transactions between GE and Financial Services (GECS) have been eliminated from the “consolidated” columns. See note 1 to the consolidated financial statements in the 2002 Annual Report to Share Owners for further information about the consolidation matters.

GENERAL ELECTRIC COMPANY

Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Six months ended June 30	2003	2002	V%	2003	2002	V%	2003	2002	V%

Revenues
Sales of goods and services	$34,285	$37,749		$33,398	$36,207		$1,055	$1,715
Earnings of GECS before accounting changes	—	—		3,272	2,984		—	—
GECS revenues from services	29,341	26,088		—	—		29,699	26,279
Other income	203	141		223	189		—	—

Total revenues	63,829	63,978	0%	36,893	39,380	(6)%	30,754	27,994	10%

Costs and expenses
Cost of sales, operating and administrative expenses	39,170	39,696		27,749	29,041		11,827	10,935
Interest and other financial charges	5,279	4,817		423	232		4,996	4,717
Insurance losses and policyholder and annuity benefits	8,241	7,238		—	—		8,241	7,238
Provision for losses on financing receivables	1,738	1,447		—	—		1,738	1,447
Minority interest in net earnings of consolidated affiliates	142	166		79	92		63	74

Total costs and expenses	54,570	53,364	2%	28,251	29,365	(4)%	26,865	24,411	10%

Earnings before income taxes and accounting changes	9,259	10,614		8,642	10,015		3,889	3,583
Provision for income taxes	(2,251)	(2,670)		(1,634)	(2,071)		(617)	(599)

Earnings before accounting changes	$7,008	$7,944	(12)%	$7,008	$7,944	(12)%	$3,272	$2,984	10%
Cumulative effect of accounting changes	(215)	(1,015)		(215)	(1,015)		—	(1,015)

Net earnings	$6,793	$6,929	(2)%	$6,793	$6,929	(2)%	$3,272	$1,969	66%

Per-share amounts before accounting changes
Diluted earnings per share	$0.70	$0.79	(11)%
Basic earnings per share	$0.70	$0.80	(13)%
Per-share amounts after accounting changes
Diluted earnings per share	$0.68	$0.69	(1)%
Basic earnings per share	$0.68	$0.70	(3)%
Dividends declared per share	$0.38	$0.36

Dollar amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “Financial Services (GECS).” Transactions between GE and Financial Services (GECS) have been eliminated from the “consolidated” columns. See note 1 to the consolidated financial statements in the 2002 Annual Report to Share Owners for further information about consolidation matters.

Summary of Operating Segments

General Electric Company and Consolidated Affiliates

(Dollars in millions)	Second Quarter			First Half
	2003	2002	V%	2003	2002	V%
Revenues
Aircraft Engines	$2,728	$2,764	(1)	$5,111	$5,341	(4)
Commercial Finance	4,737	4,404	8	9,074	8,420	8
Consumer Finance	3,046	2,463	24	5,805	4,835	20
Consumer Products	2,140	2,152	(1)	3,978	4,120	(3)
Equipment Management	1,153	1,168	(1)	2,271	2,324	(2)
Industrial Products and Systems	2,158	1,899	14	4,045	3,528	15
Insurance	6,792	5,263	29	13,160	11,031	19
Medical Systems	2,402	2,212	9	4,542	4,075	11
NBC	1,955	1,987	(2)	3,426	3,985	(14)
Plastics	1,301	1,420	(8)	2,563	2,599	(1)
Power Systems	4,494	6,526	(31)	8,728	11,797	(26)
Specialty Materials	778	608	28	1,455	1,009	44
Transportation Systems	597	594	1	1,117	1,076	4
All Other GECS	159	672	(76)	444	1,384	(68)
Corporate items and eliminations	(1,067)	(800)	(33)	(1,890)	(1,546)	(22)

Consolidated revenues	$33,373	$33,332	—	$63,829	$63,978	—

Segment profit(a)
Aircraft Engines	$560	$566	(1)	$1,034	$987	5
Commercial Finance	805	735	10	1,631	1,455	12
Consumer Finance	514	466	10	1,060	964	10
Consumer Products	164	148	11	277	259	7
Equipment Management	26	67	(61)	83	142	(42)
Industrial Products and Systems	177	157	13	316	280	13
Insurance	508	95	F	1,020	611	67
Medical Systems	440	401	10	746	667	12
NBC	688	545	26	1,031	858	20
Plastics	80	275	(71)	171	482	(65)
Power Systems	1,034	1,910	(46)	1,930	3,462	(44)
Specialty Materials	105	94	12	164	141	16
Transportation Systems	114	124	(8)	183	177	3
All Other GECS	(251)	(36)	U	(522)	(188)	U

Total segment profit	4,964	5,547	(11)	9,124	10,297	(11)

GE corporate items and eliminations	(36)	(49)	27	(59)	(50)	(18)
GE interest and other financial charges	(215)	(75)	U	(423)	(232)	(82)
GE provision for income taxes	(919)	(997)	8	(1,634)	(2,071)	21

Earnings before accounting changes	3,794	4,426	(14)	7,008	7,944	(12)
Cumulative effect of accounting changes	—	—		(215)	(1,015)

Consolidated net earnings	$3,794	$4,426	(14)	$6,793	$6,929	(2)

(a)	Segment profit excludes the effects of pension and other retiree benefit plans, accounting changes and certain restructuring and other charges. Segment profit includes or excludes interest and other financial charges and segment income taxes according to how segment management is measured—excluded in determining operating profit for Aircraft Engines, Consumer Products, Industrial Products and Systems, Medical Systems, NBC, Plastics, Power Systems, Specialty Materials and Transportation Systems, but included in determining net earnings for Commercial Finance, Consumer Finance, Equipment Management, Insurance and All Other GECS.